EXHIBIT 3.5

                                                                          CSC 45

                                 F 97O106000353


                         CERTIFICATE OF AMENDMENT OF THE

                           CERTIFICATE OF INCORPORATION

                                       OF

                           MEDICAL STERILIZATION, INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

IT IS HEREBY CERTIFIED THAT:

         1. The name of the corporation is MEDICAL STERILIZATION, INC., (the "Corporation"). The original name under which the Corporation was formed was General Sterilization Services, Inc.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State of New York on May 27, 1982. Restated Certificates of Incorporation and Certificates of Amendment were filed on May 12, 1983, August 5, 1983, May 24, 1989, January 4, 1990, November 28, 1994 and June 17, 1996.

         3. The amendment of the Certificate of Incorporation effected by this Certificate of Amendment is to confirm the increase of the number of authorized shares constituting the Series C Convertible Preferred Stock of the Corporation from 1,542,000 to 1,945,265 shares.

         4. To accomplish the foregoing amendment Paragraph Fourth A(b)(iii) is hereby amended to read in its entirety as follows:



         "(iii) 1,945,265 shares of the authorized Preferred Stock of the par value of $.01 each shall be issued in and as a series to be designated "Series C Convertible Preferred Stock."

         5. The foregoing amendment of the Certificate of Incorporation was authorized by the Board of Directors of the Corporation at a meeting of the Board duly held on December 14, 1994, followed by the written consent of the holders of two-thirds of the outstanding shares of Series B Convertible preffered Stock and two-thirds of the holders of the outstanding shares of Series C Convertible Preferred Stock.

         IN WITNESS WHEREOF, we have hereunto subscribed this Certificate on January 3, 1997, as of December 14, 1994.



                                                  /s/ K. H. Morganstern
                                                  -----------------------------
                                                  Kennard H. Morganstern
                                                  Chairman of the Board

                                                  /s/ Harvey Cohen
                                                  -----------------------------
                                                  Harvey Cohen, Secretary





                                  VERIFICATION

STATE OF NEW YORK)
                 )SS.:
COUNTY OF NASSAU )

         HARVEY COHEN, being duly sworn deposes and says, that he is the Secretary of Medical Sterilization, Inc., the corporation named in and described in the foregoing certificate, and is one of the persons described in and who executed the foregoing certificate, that he has read the foregoing Certificate of Amendment of the Certificate of Incorporation and knows the contents thereof, and that the statements contained therein are true.



                                                  /s/ Harvey Cohen
                                                  -----------------------------
                                                  Harvey Cohen

Sworn to before me this
3rd day of January, 1997


/s/ Joel B. Cutler
------------------------
Notary Public

Joel B. Cutler
Notary Public, State of New York
No. 30-4765483
Qualified in Nassau County
Commission Expires December 31, 1997








                                     CSC 45

                                 F 970106000353

                            CERTIFICATE OF AMENDMENT

                                       OF

                           MEDICAL STERILIZATION, INC.


                           --------------------------


                   Section 805 of the Business Corporation Law



                                                   ICC
         Filer: Joel B. Cutler, Esq          STATE OF NEW YORK
         Murtagh Cohen & Byrne              DEPARTMENT OF STATE
         1100 Franklin Ave
         Garden City, NY  11530           FILED JAN 06 1997
                                          TAX $_____________
                                          BY: /s/ SAC
                                             ---------------
                                              Nassau

                                                                    970106000377

                                                                          BILLED
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